EX-99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Calamos Aksia Alternative Credit and Income Fund (the “Company”), hereby certifies, to his knowledge, that the Company’s Report on Form N-CSR for the period ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 5, 2025

/s/ Dan Dufresne
Name: Dan Dufresne
Title: Principal Executive Officer

/s/ Thomas E. Herman
Name: Thomas E. Herman
Title: Principal Financial Officer

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

A signed original of this certificate required by Section 906 has been provided to Calamos Aksia Alternative Credit and Income Fund and will be retained by Calamos Aksia Alternative Credit and Income Fund and furnished to the Securities and Exchange Commission or staff upon request.